As filed with the Securities and Exchange Commission on August 1, 2007

Registration No. 333-134777

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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POST-EFFECTIVE AMENDMENT NO. 1 TO FORM SB-2

ON FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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Sun American Bancorp
(Exact name of registrant as specified in its charter)

Delaware	6022	65-0325364
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9293 Glades Road

Boca Raton, Florida 33434

(561) 544-1908

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Golden

President and Chief Executive Officer

Sun American Bancorp

9293 Glades Road

Boca Raton, Florida 33434

(561) 544-1908

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bruce C. Rosetto, Esq.

Blank Rome LLP

1200 North Federal Highway, Suite 417

Boca Raton, Florida 33432

(561) 417-8100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

This Post-Effective Amendment No. 1 to Form SB-2 on Form S-1 shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c) of the Securities Act of 1933, as amended, may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form SB-2 on Form S-1 amends the Registration Statement on Form SB-2 (Commission File No. 333-134777) (the “Original Registration Statement”), which was declared effective by the Securities and Exchange Commission on August 11, 2006. All original share amounts of the common stock of Sun American Bancorp (the “Company”) have been adjusted to reflect the effect of a 1 for 2.5 reverse stock split which became effective with respect to stockholders of record on May 21, 2007. The Original Registration Statement as amended by this Post-Effective Amendment No. 1 to Form SB-2 on Form S-1 is referred to herein as the “Registration Statement.” The Original Registration Statement registered for resale (i) 338,585 shares of the Company’s common stock, including (ii) 740,587.5 placement agent common stock purchase warrants to purchase up to 296,235 shares of the Company’s common stock, (iii) 50,000 Series G common stock purchase warrants to purchase up to 20,000 shares of the Company’s common stock, and (iv) 37,250 Series F common stock purchase warrants to purchase up to 7,450 shares of the Company’s common stock. This Registration Statement relates to the securities registered in the Original Registration Statement which have not been sold as of the date hereof and is being filed to update information pertaining to these securities and to include financial statements and other information regarding the Company.

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

Sun American Bancorp

14,900 Shares of Common Stock

37,250 Series F Common Stock Purchase Warrants to purchase up to 7,450 Shares of Common Stock

50,000 Series G Common Stock Purchase Warrants to purchase up to 20,000 Shares of Common Stock

740,587.5 Placement Agent Common Stock Purchase Warrants to purchase up to 296,235 Shares of Common Stock

323,685 Shares of Common Stock Issuable upon Exercise of Warrants

This prospectus relates to the resale by certain selling securityholders, from time to time, of up to 338,585 shares of the Company’s common stock, including

•

740,587.5 placement agent common stock purchase warrants, referred to herein as “placement agent warrants”, to purchase up to 296,235 shares of the Company’s common stock,

•

50,000 Series G common stock purchase warrants, referred to herein as “Series G warrants”, to purchase up to 20,000 shares of the Company’s common stock,

•

37,250 Series F common stock purchase warrants, referred to herein as “Series F warrants”, to purchase up to 7,450 shares of the Company’s common stock,

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296,235 shares of the Company’s common stock issuable upon the exercise of placement agent warrants,

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20,000 shares of the Company’s common stock issuable upon the exercise of Series G warrants, and

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7,450 shares of the Company’s common stock issuable upon the exercise of Series F warrants, as applicable,

by the selling securityholders listed on page 12 of this prospectus. All original share amounts of the Company’s common stock have been adjusted to reflect the effect of a 1 for 2.5 reverse stock split that became effective with respect to stockholders of record as of May 21, 2007.

Our common stock is quoted on the Nasdaq Global Market under the trading symbol “SAMB.” The last reported sales price per share of our common stock as quoted by the Nasdaq Global Market on July 23, 2007 was $8.61. The Series F and Series G common stock purchase warrants and placement agent warrants are not listed for trading or quotation on any exchange.

The selling securityholders may offer and sell the securities on a continuous or delayed basis. The sales may be conducted in the open market or in privately negotiated transactions and may be made at fixed or negotiated prices, or otherwise as provided in this prospectus. We are obligated to use our commercially reasonable efforts to maintain the effectiveness of the registration statement of which this prospectus is a part until the earlier of (i) the date on which all securities sold in our February 2006 private placement have been sold pursuant to the registration statement; or (ii) the date on which all securities sold in the February 2006 private placement may be sold pursuant to Rule 144(k) of the Securities Act as determined by our counsel.

In connection with any sales, any broker or dealer participating in such sales may be deemed to be an underwriter within the meaning of the Securities Act of 1933. Certain of the selling securityholders acquired their securities as compensation for services and may therefore be deemed underwriters within the meaning of the Securities Act.

We will not receive any of the proceeds from the sale by any of the selling securityholders of the securities, except that we may receive the exercise price from the exercise of the warrants for the underlying common stock to the extent the selling securityholders do not utilize the cashless exercise provision contained in the warrants.

AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August 1, 2007.

TABLE OF CONTENTS

PRELIMINARY NOTES

1

FORWARD-LOOKING STATEMENTS

1

PROSPECTUS SUMMARY

2

Sun American Bancorp

2

Sun American Bank

2

The Offering

3

RISK FACTORS

5

Risks Related to Our Business

5

Risks Related to an Investment in Our Securities

10

USE OF PROCEEDS

11

SELLING SECURITYHOLDERS

12

PLAN OF DISTRIBUTION

14

DESCRIPTION OF SECURITIES

16

Common Stock

16

Series F Common Stock Purchase Warrant

17

Series G Common Stock Purchase Warrant

17

Placement Agent Common Stock Purchase Warrant

18

Registration Rights Agreement

18

INFORMATION WITH RESPECT TO THE REGISTRANT

19

LEGAL MATTERS

19

EXPERTS

19

WHERE YOU CAN FIND MORE INFORMATION

19

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

20

ii

PRELIMINARY NOTES

This prospectus is part of a post-effective amendment on Form S-1 to a registration statement on Form SB-2 that we filed with the Securities and Exchange Commission, referred to herein as the “SEC.” You should rely only on the information contained in or incorporated by reference into this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

Unless otherwise indicated, we refer to Sun American Bancorp and its subsidiary, Sun American Bank, as “we,” “us,” “our,” “Sun American Bancorp” or the “Company” and we refer to Sun American Bank as “Sun American Bank”, the “bank subsidiary” or the “Bank.”

FORWARD-LOOKING STATEMENTS

Statements included in this prospectus, or incorporated herein by reference, that do not relate to present or historical conditions are “forward looking statements” within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Additional oral or written forward looking statements may be made by the Company from time to time, and such statements may be included in documents that are filed with the Securities and Exchange Commission. Such forward-looking statements involve risks and uncertainties that could cause results or outcomes to differ materially from those expressed in the forward looking statements. Forward looking statements may include, without limitation, statements relating to the Company’s plans, strategies, objectives, expectations and intentions and are intended to be made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “believes,” “forecasts,” “intends,” “possible,” “estimates,” “anticipates,” and “plans” and similar expressions are intended to identify forward looking statements. The Company’s ability to predict projected results or the effect of events on the Company’s operating results is inherently uncertain. Forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those discussed in this document. Factors that could affect the Company’s assumptions and predictions include, but are not limited to, the risk that (i) the Company may not be able to successfully integrate the operations of its recently acquired banks; (ii) loan losses would have a material adverse effect on the Company’s financial condition and operating results; (iii) a decline in the value of the collateral securing the Company’s loans could result in an increase in losses on foreclosure; (iv) the Company’s growth strategy may not be successful and may create risks related to the acquisition and integration of target operations; (v) the geographical concentration of the Company’s business in Florida makes the Company highly susceptible to local economic and business conditions; (vi) changes in interest rates may adversely affect the Company’s financial condition; (vii) competition from other financial institutions could adversely affect the Company’s profitability and growth; (viii) the adequacy of our loan loss allowance; (ix) risks related to compliance with environmental laws and regulations and other government regulations; (x) litigation risks; (xi) lack of active market for our common stock; and (xii) lack of dividends, dilution and anti-take over provisions in our articles and by laws. You should not place undue reliance on the Company’s forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update or revise any forward-looking statements.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. You should read the entire prospectus carefully before making an investment decision.

Sun American Bancorp

We are a single bank holding company headquartered in Boca Raton, Florida and organized under the laws of the State of Delaware. We are registered with the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended. Our principal corporate office is located at 9293 Glades Road in Boca Raton, Florida 33434. Our telephone number is (561) 544-1908.

We were incorporated in 1992 under the name PCM Acquisition Group, Inc. for the sole purpose of acquiring Florida First International, which was renamed Southern Security Bank Corporation. In 2000, while under a cease and desist order from federal bank regulators, Southern Security Bank was reorganized and infused with new capital by a group of investors. In 2001, Southern Security Bank Corporation acquired the assets and assumed the deposits and certain liabilities of PanAmerican Bank. As part of the transaction, Southern Security Bank adopted the name PanAmerican Bank and we adopted the name PanAmerican Bancorp. In 2004, PanAmerican Bancorp acquired the assets and assumed deposits and certain liabilities of Gulf Bank and entered into an assignment and sublease agreement for the lease of three Gulf Bank branches in Miami-Dade County, Florida. On January 12, 2006, we changed our name to Sun American Bancorp and our bank subsidiary’s name to Sun American Bank. On December 29, 2006, we acquired in exchange for approximately 3.7 million shares (subject to adjustment as provided in the acquisition agreement) of our common stock substantially all of the assets and assumed substantially all of the liabilities of Beach Bank, which operated two branches in Miami−Dade County, Florida. On March 30, 2007, Independent Community Bank, a Florida commercial banking association that operated a branch in Tequesta, Florida, was merged with and into Sun American Bank with Sun American Bank being the surviving bank in the merger.

Sun American Bank

Sun American Bancorp owns 99.9% of the issued and outstanding common shares of Sun American Bank. The Bank is chartered by the State of Florida and is engaged in general commercial banking providing a wide range of loan and deposit services. Its deposit accounts are insured by the Federal Deposit Insurance Corporation and it is a member of the Federal Reserve System and the Federal Home Loan Bank. The Bank’s primary market areas are Miami-Dade, Broward, and Palm Beach Counties in Florida, where it currently operates fourteen full-service branch offices and one speciality branch office.

Deposit services for personal and business customers include a variety of checking accounts which include interest-earning, low-cost checking, and senior checking. Savings, money market accounts, and certificates of deposit with a wide variety of terms and rates are also offered. Consumers have access to ATMs, safe deposit boxes, direct deposit and on-line banking services. Management does not believe that the deposits or the business of the Bank in general are seasonal in nature. Deposit levels may, however, vary with local and national economic conditions and may also vary based upon the interest rate paid to clients.

Mortgage lending activities include commercial, industrial, and residential loans secured by real estate. The Bank’s customers are predominantly small to medium sized businesses, individual investors and consumers. Commercial lending activities include originating secured and unsecured loans and lines of credit, and providing cash management services to a variety of businesses. The Bank also provides a merchant credit card program. The Bank’s consumer loan department makes direct auto, home equity, home improvement, and personal loans to individuals.

In 2006, the Bank entered into a joint venture with two individuals to create Sun American Financial LLC which provides residential mortgages to our clients. The Bank owns 51% of Sun American Financial LLC.

Wealth Management services are provided through Sun American Wealth Management, a financial services division of Sun American Bank created in 2006. Sun American Wealth Management, in partnership with UVEST Financial Services, an NASD registered broker-dealer, provides bank customers with access to a wide variety of investment and insurance products and services.

The Offering

This offering relates to the resale of shares of common stock and certain warrants to purchase common stock by certain of our stockholders or persons who hold securities convertible into our common stock.

Issuer	Sun American Bancorp
Common stock offered in this prospectus	338,585 shares of common stock (includes up to 323,685 shares issuable upon the exercise of the warrants described below).
Warrants offered in this prospectus	Warrants to purchase up to 323,685 shares of common stock.
Common stock outstanding as of July 19, 2007	10,932,944 shares.
Number of shares of common stock to be outstanding after the Offering	11,271,529 shares.
Series F Common Stock Purchase Warrant

Each Series F warrant entitles its holder to purchase 0.2 of a share of our common stock at an exercise price of $2.00 per warrant or $10.00 per share, subject to adjustments, at any time prior to December 14, 2010. The Series F warrants may be exercised pursuant to the “cashless exercise” provisions contained in the Series F warrant.

In addition, each Series F warrant is subject to our right to repurchase the Series F warrant at a price of $1.25 per share if the closing price of our common stock exceeds $14.00 for any period of 20 consecutive trading days. See “Description of Securities.”

Series G Common Stock Purchase Warrant

Each Series G warrant entitles its holder to purchase 0.4 of a share of our common stock at an exercise price of $4.00 per warrant or $10.00 per share, subject to adjustments, at any time prior to May 16, 2010. The Series G warrants may be exercised pursuant to the “cashless exercise” provisions contained in the Series G warrant.

In addition, each Series G warrant is subject to our right to repurchase the Series G warrant at a price of $1.25 per share if the closing price of our common stock exceeds $14.00 for any period of 20 consecutive trading days. See “Description of Securities.”

Placement Agent Common Stock Purchase Warrant

Each placement agent warrant entitles its holder to purchase 0.4 of a share of our common stock at an exercise price of $4.00 per warrant or $10.00 per share, subject to adjustments, at any time prior to the fifth anniversary following date of the issuance of the placement agent warrant. The placement agent warrants may also be exercised pursuant to the “cashless exercise” provisions contained in the placement agent warrant. See “Description of Securities.”

Use of proceeds

We will not receive any of the proceeds from the sale by any of the selling securityholders of the securities, except that we may receive the exercise price from the exercise of the warrants for the underlying common stock to the extent the selling securityholders do not utilize the cashless exercise provisions contained in the warrants. See “Use of Proceeds.”

Risk Factors	You should carefully consider the information under “Risk Factors” included in this prospectus beginning on page 5 so that you understand the risks associated with an investment in our securities.
Registration Rights

Subject to certain suspension periods, we are obligated to use our commercially reasonable efforts to maintain the Registration Statement’s effectiveness until the earlier of (i) the date on which all securities sold in the February 2006 private placement have been sold pursuant to the Registration Statement; or (ii) the date on which all securities sold in the February 2006 private placement may be sold pursuant to Rule 144(k) of the Securities Act as determined by our counsel.

Following the effective date of the Registration Statement, in certain circumstances we may suspend such selling securityholder’s use of the Registration Statement to resell its securities for up to 90 days (which need not be consecutive) in any twelve-month period.

We also agreed to include the placement agent warrants, Series G warrants and shares of common stock underlying such warrants in a Registration Statement relating to the resale of the securities, and to maintain the Registration Statement’s effectiveness for the term of Series G warrants. See “Description of Securities” – “Registration Rights Agreement” and “Registration Rights.”

RISK FACTORS

The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of the risks or uncertainties described below or any such additional risks and uncertainties actually occur, our business, results of operations and financial condition could be materially and adversely affected.

You should consider the following risk factors as well as the other information contained in this report, including, but not limited to, the financial statements and the related notes.

Risks Related to Our Business

Loan losses would have a material adverse effect on our financial condition and operating results and could cause our insolvency, which would negatively impact the value of our common stock.

As a lender, we are exposed to the risk that our customers will be unable to repay their loans according to their terms and that the value of the collateral securing the payment of their loans, if any, may not be sufficient to assure repayment.

Our loan portfolio includes: (i) commercial and residential mortgage loans principally secured by real estate; (ii) other commercial loans; and (iii) consumer and home equity loans. Our credit risk with respect to our consumer and commercial loan portfolios relates principally to the general creditworthiness of individuals and businesses within our local market area and the value of the collateral held as security for the repayment of the loan. Our credit risk with respect to our residential and commercial real estate mortgage portfolio relates principally to the general creditworthiness of individuals and businesses and the value of real estate serving as security for the repayment of the loans. Loan losses could have a material adverse effect on our financial condition and operating results and could cause our insolvency, which may negatively impact the value of our common stock.

A decline in the value of the collateral securing our loans including real estate values in the South Florida market could result in an increase in losses on foreclosure, which could adversely affect our financial condition and negatively impact the value of our common stock.

Declining real estate values increase the loan-to-value ratios of loans we previously made, which, in turn, increases the probability of a loss in the event the borrower defaults and we have to sell the mortgaged property. In addition, delinquencies, foreclosures on loans and losses from delinquent and foreclosed loans generally increase during economic slowdowns or recessions. As a result, the market value of the real estate or other collateral underlying our loans may not, at any given time, be sufficient to satisfy the outstanding principal amount of the loans, which could adversely affect our financial condition and negatively impact the value of our common stock. In addition, any significant decline in real estate values reduces the ability of borrowers to use home equity as collateral for borrowings. This reduction in real estate values may reduce the number of loans we are able to make, which could also adversely affect our operating results and negatively impact the value of our common stock.

Our allowance for loan losses may not be sufficient to cover actual loan losses, which could adversely affect our financial condition and operating results and may negatively impact the value of our common stock.

From time to time, we have to recognize losses resulting from the inability of certain borrowers to repay loans and the insufficient realizable value of the collateral securing loans. We maintain an allowance for loan losses in an attempt to cover loan losses inherent in our loan portfolio. Additional loan losses will likely occur in the future and may occur at a rate greater than we have experienced to date. In determining the size of the allowance, our management evaluates our past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay (including the timing of future payments), the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions, and other relevant factors. This evaluation is inherently subjective as it requires estimates of material factors, including, but not limited to, the amounts and timing of future cash flows expected to be received on impaired loans, that may be susceptible to significant change. If our assumptions and judgments prove to be incorrect, our current allowance may not be sufficient and adjustments may be necessary to allow for different economic conditions or adverse developments in our loan portfolio. Federal and state regulators also periodically review our allowance for loan losses and may require us to increase our provision for loan losses or recognize further loan charge-offs, based on judgments different than those of our management. Any increase in our allowance for loan losses or loan charge-offs could have an adverse effect on our financial condition and operating results, which may negatively impact the value of our common stock.

Our level of growth in recent years may not continue if our growth strategy is not successful.

In recent years, we have experienced significant growth through acquisitions and internal generation of new business. We intend to continue to expand our business through internal growth by opening new branches, adding to our loan portfolio and bringing in new deposits as well as through the acquisition of the assets and assumption of deposits of other banks as opportunities are identified. However, our ability to sustain continued growth depends upon several factors outside of our control, including economic conditions generally and in Florida in particular, as well as interest rate trends. We can provide no assurance that we will continue to be successful in increasing the volume of our loans and deposits at acceptable risk and asset quality levels and upon acceptable terms, while managing the costs and implementation risks associated with this growth strategy. There can be no assurance that any further expansion will be profitable or that we will continue to be able to sustain our historical rate of growth, either through internal growth or through acquisitions.

Acquisitions that we may engage in involve risks, which could negatively affect our operations and reduce the value of our common stock.

As part of our growth strategy, we completed, and may engage in the future in, bank or other acquisitions. Generally, acquisitions involve numerous risks, including, but not limited to:

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difficulties in assimilating operations of the acquired institution and implementing uniform standards, controls, procedures and policies;

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exposure to asset quality problems of the acquired institution;

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maintaining adequate regulatory capital;

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diversion of management’s attention from other business concerns;

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risks and expenses of entering new geographic markets;

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potential significant loss of depositors or loan customers from the acquired institution;

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loss of key employees of the acquired institution; and

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exposure to undisclosed or unknown liabilities of an acquired institution.

Any of these acquisition risks could result in unexpected losses or expenses and thereby reduce the expected benefits of the acquisition. Moreover, our failure to successfully integrate future acquisitions and manage our growth could adversely affect our business, results of operations, financial condition and future prospects.

We may be unable to successfully integrate the operations of our two recent acquisitions and achieve the projected cash savings and other benefits anticipated.

We recently completed two acquisitions. The difficulties of integrating the operations of these acquisitions with Sun American Bank, at essentially the same time include, but are not limited to:

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integrating personnel with diverse business backgrounds;

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combining different corporate cultures; and

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retaining key employees.

The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of one or more of us and our subsidiary bank, the loss of key personnel, disruption of the Bank’s business or inconsistencies in standard, controls and policies that could adversely affect our operations or our ability to achieve some of the cost savings or other benefits of these transactions. The integration of these acquisitions with Sun American Bank will require the experience and expertise of certain key employees of Sun American Bank and such other banks who are expected to be retained by us. We cannot be sure, however, that we will be successful in retaining these employees for the time period necessary to successfully integrate these bank’s operations. The diversion of management’s attention and any delays or difficulties encountered in connection with the acquisitions, along with the integration of these banks, could have an adverse effect on our business and results of operation.

We have experienced operating losses in the past, and future losses may negatively impact our financial position and the value of our common stock.

We incurred net losses of $228,035 for the fiscal year ended December 31, 2004. Although for the fiscal years ended December 31, 2006 and December 31, 2005, we had net income of approximately $3.2 million and $2.9 million, respectively, there can be no assurance that we will continue to be profitable in the future. For the fiscal year ended December 31, 2004, our loss reflected the discontinuance of a loan product known as “Business Manager” for which we wrote off approximately $582,000, as well as integration costs associated with the purchase of Gulf Bank of approximately $222,000. If we experience losses, our financial position could be negatively impacted and the value of our common stock may decline.

The geographic concentration of our operations in South Florida makes our business highly susceptible to local economic conditions, and an economic downturn or recession or adverse weather conditions in Florida may adversely affect our ability to operate profitably, which could reduce the value of our common stock.

Unlike larger banking organizations that are more geographically diversified, our operations are currently concentrated in Miami-Dade, Broward and Palm Beach Counties in South Florida. As a result of this geographic concentration in the South Florida market, our financial results depend largely upon economic conditions in this market area. A deterioration or recession in economic conditions in this market could result in one or more of the following:

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an increase in loan delinquencies;

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an increase in problem assets and foreclosures;

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a decrease in the demand for our products and services; and

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a decrease in the value of collateral for loans, especially real estate, and reduction in the customers’ borrowing power.

In addition, because a large portion of our loan portfolio is secured by properties located in South Florida, the occurrence of a natural disaster, such as another hurricane in South Florida, will likely result in a decline in deposits and loan originations, a decline in the value or destruction of mortgaged properties and an increase in the risk of delinquencies, foreclosures or loss on loans originated by us in that state.

Changes in interest rates may adversely affect our financial condition which may reduce the value of our common stock and warrants.

Our primary market risk exposure is interest rate risk because our income is primarily derived from the excess of interest collected on interest-earning assets (loans and investments) over the interest paid on interest-bearing liabilities (deposits). The rates of interest earned on assets and owed on liabilities change and generally are established contractually over a period of time. We cannot predict or control changes in interest rates. National, regional and local economic conditions and the policies of regulatory authorities, including monetary policies of the Board of Governors of the Federal Reserve System, affect market interest rates. While we have instituted policies and procedures designed to manage the risks from changes in market interest rates, at any given time our assets and liabilities are likely to be affected by a given change in interest rates, principally because we do not match the maturities of our loans and investments precisely with our deposits and other funding sources.

Since market interest rates change over time, we are exposed to lower profitability if we cannot adapt to interest rate changes. Over the short term, a downward movement in market interest rates may cause a decrease in the interest collected due to adjustable rate loans whose interest rate will adjust downward, while interest paid on interest-bearing deposits may not offset the decline in interest collected due to our higher fixed interest payment obligations over a longer period, e.g., certificates of deposit. In addition, low market interest rates can result in a high level of prepayments which will reduce our cash flow from the interest collected on interest-earning assets. As of December 31, 2005 and December 31, 2006, we had a positive one-year interest rate sensitivity gap of 1.21% and 1%, respectively. Over a longer term, for example a five-year period, an upward movement in interest rates may increase risk exposure as our liabilities may require increased interest payments which are not offset by increased interest collected on assets. An asset portfolio largely in fixed interest rate loans of long duration may not be able to be repriced quickly enough to offset the effects of paying increased interest on our liabilities. Changes in interest rates may adversely affect our financial condition which may reduce the value of our common stock and warrants.

Environmental laws and regulations and other environmental considerations may restrict our ability to foreclose on loans secured by real estate or increase costs associated with those loans, which could adversely affect our financial condition and negatively impact the value of our common stock. If we foreclosed upon a property that had environmental liabilities, we could face significant liability.

Our ability to foreclose on the real estate collateralizing our loans may be limited by environmental laws that pertain primarily to commercial properties that require a current or previous owner or operator of real property to investigate and clean up hazardous or toxic substances or chemical releases on the property. In addition, the owner or operator may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation and cleanup costs relating to the contaminated property. While we would not knowingly make a loan collateralized by real property that was contaminated, we may not discover the environmental contamination until after we made the loan or after we foreclosed on a loan. If we foreclosed upon a property that had environmental liabilities, we could face significant liability.

In addition to federal or state laws, owners or former owners of a contaminated site may be subject to common law claims, including tort claims, by third parties based on damages and costs resulting from environmental contamination migrating from the property. Other environmental considerations, such as pervasive mold infestation of real estate securing our loans, may also restrict our ability to foreclose on delinquent loans. To the extent that we sustain losses due to the environmental issues that may arise in connection with our loans, such losses could adversely affect our financial condition and impact the value of our common stock.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential stockholders and depositors could lose confidence in our financial reporting, which could adversely affect our business and the value of our common stock.

Beginning in the second quarter of fiscal 2005, we began a process to document and evaluate our internal control over financial reporting in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and SEC rules and regulations, including, among other matters, management’s assessment of the effectiveness of our internal control over financial reporting. In this regard, management has hired an external consultant, been dedicating internal resources and adopted a detailed work plan to: (i) assess and document the adequacy of our internal control over financial reporting; (ii) take steps to improve control processes, where appropriate; (iii) verify through testing that controls are functioning as documented; and (iv) implement a continuous reporting and improvement process for internal control over financial reporting.

If we fail to correct any issues in the design or operating effectiveness of our internal control over financial reporting or fail to prevent fraud, current and potential stockholders and depositors could lose confidence in our financial reporting, which could adversely affect our business, financial condition and results of operations and the value of our common stock.

Government regulation may have an adverse effect on our profitability and growth, which may decrease the value of our common stock.

We are subject to extensive federal and state government supervision and regulation. Our ability to continue to grow profitably could be adversely affected by federal and state banking laws and regulations that limit the manner in which we accept deposits, make loans, purchase securities, pay dividends and engage in banking and other businesses. These laws and regulations are subject to change and such changes may adversely impact our business and profitability due to the costs related to compliance with these requirements or changes that may be required to our operations. These laws and regulations are intended primarily to protect depositors, not stockholders. In 2005, we entered into agreements with federal and state regulators to remain well capitalized and improve our policies and procedures in administrative areas affecting internal audit, asset and liability management and compliance and agreed to periodically report to the regulatory authorities on our progress in these areas. These agreements ended in 2006. In addition, the burden imposed by federal and state laws and regulations may place us at a competitive disadvantage compared to financial institutions that are less regulated and may have an adverse affect on our profitability, which may decrease the value of our common stock. Future legislation or government policy may also adversely affect our operations.

Competition from other financial institutions could adversely affect our profitability and growth, which may reduce the value of our common stock.

As a small commercial bank we face substantial competition in all phases of our operations from a variety of different competitors, including many large financial institutions. Competition for deposits, loans, and other financial services comes from numerous Florida-based and out-of-state banks, savings banks, thrifts, credit unions and other financial institutions as well as other entities that provide financial services, many of which are much larger than Sun American Bank. Most of these competitors, some of which are affiliated with bank holding companies, have substantially greater resources and lending limits, and may offer certain services, such as trust, investment and full service international banking, that Sun American Bank does not currently provide. In addition, many of our non-bank competitors are not subject to the same extensive federal regulations that govern bank holding companies and federally insured banks. Competition from various financial institutions could hinder our growth strategy and ability to attain profitable operations, which may reduce the value of our common stock.

From time to time we are subject to litigation and arbitration, the impact of which on our financial position is uncertain. The inherent uncertainty related to litigation makes it difficult to predict the ultimate outcome or potential liability that we may incur as a result of these matters.

We and Sun American Bank are periodically parties to or otherwise involved in legal proceedings or arbitration proceedings, such as claims to enforce liens, claims involving the making and servicing of real property loans, and other issues incident to our business. Additionally, we may become subject to other litigation and arbitration activity not in the ordinary course of business, including without limitation disputes arising from acquisitions and business combinations.

On June 2, 2006, we, Michael Golden, and Franklin Financial Group, LLC were named as defendants in a civil suit filed by Sam Caliendo and G. Carlton Marlowe, both former members of our board of directors, Case No. 502006CA005467XXXXMB, Palm Beach County Circuit Court. The plaintiffs allege that they did not receive compensation, including options and warrants that were promised to them while they were board members. Mr. Caliendo further alleges that he was not paid for services provided to Mr. Golden, individually, and to Franklin Financial Group, LLC. No specific damage amount was alleged in the complaint. In May 2007, this dispute was settled at a cost to us of approximately $77,000.

In addition, we are currently engaged in arbitration proceedings with Beach Bank in connection with the asset acquisition agreement closing date balance sheet. The outcome of this dispute is difficult to predict. The acquisition agreement related to our acquisition transaction provided that the total dollar value of the shares of our common stock to be issued and delivered by us, as consideration for the purchase of the assets and the assumption of the obligations was determined by multiplying 2.35 times the book value of Beach Bank calculated based upon the final audited closing balance sheet, subject to adjustment as expressly provided in the agreement, and further determined in accordance with the procedures of the agreement; provided, however, that with respect to the exercised stock or the excess capital, the total dollar value of the shares of our common stock issuable in exchange therefore shall be determined by multiplying 1.0 times the book value of such exercised stock or excess capital calculated based upon the closing balance sheet. For purposes of determining the acquisition transaction consideration, the value per share of our common stock to be issued and delivered in the acquisition transaction is $5.00 per share. Based upon the estimated book value of Beach Bank at November 30, 2006 without giving effect to any post-closing adjustments under the agreement, we issued approximately 3,704,192 shares of our common stock. Of this amount, 25% of such shares were delivered to Beach Bank, along with cash payable with respect to fractional shares, and transferred to a liquidating trust for the benefit of Beach Bank shareholders. The remaining 75% of such shares are held by the escrow agent to be distributed in accordance with the terms of the agreement and the escrow agreement. The exact number of shares of our common stock issued in the acquisition transaction is required to be determined based upon the book value of Beach Bank as set forth in the final audited closing balance sheet, subject to adjustment as described in the agreement. Such final balance sheet of Beach Bank was submitted to us on February 27, 2007 and was subject to review by us. We requested certain adjustments to the final balance sheet of Beach Bank which adjustments are described in Notes M and A to the Unaudited Pro Forma Condensed Consolidated Financial Information included in Exhibit 99.2 to our report on Form 8-K/A filed on March 20, 2007 incorporated by reference to this Registration Statement. See “Incorporation of Certain Information by Reference.” The adjustments to the final balance sheet requested by us required the consent of the shareholder representative of Beach Bank, Michael Kosnitzky, which was not provided. Thus, a dispute exists with respect to such final balance sheet between us and the Beach Bank shareholder representative which is subject to arbitration proceedings currently. If the adjustments to the acquisition transaction consideration based on the changes requested by us are accepted as a result of the arbitration proceeding, such adjustments to the final closing balance sheet will result in a reduction in the shares held in the escrow account. There can be no assurance as to whether or in what amount adjustments will be made to the final closing balance sheet. Furthermore, we are uncertain as to the total costs and expenses to us of the arbitration proceeding and the effects of these costs and expenses on our financial results.

Risks Related to an Investment in Our Securities

There is not presently an active market for shares of our common stock and, therefore, you may be unable to sell any shares of common stock in the event that you need a source of liquidity.

Although our common stock is listed on the Nasdaq Global Market, the trading in our common stock has substantially less liquidity than the trading in the securities of many other companies listed on that market. A public trading market in our common stock having the desired characteristics of depth, liquidity and orderliness depends on the presence in the market of willing buyers and sellers of our common stock at any time. This presence depends on the individual decisions of investors and general economic and market conditions over which we have no control. In the event an active market for our common stock does not develop, you may be unable to resell your shares of common stock at or above the price per share which you acquired your shares or at any price.

Issuance of shares of our common stock upon the exercise or conversion of derivative securities may cause significant dilution of equity interests of existing holders of common stock, reduce the proportionate voting power of existing holders of common stock and could potentially reduce the market value of our common stock.

As of July 19, 2007, 10,932,944 shares of our common stock were issued and outstanding. We have reserved approximately 5,128,219 shares of common stock for issuance in connection with previously issued securities that are exercisable or convertible into common stock, which represents 47% of our outstanding common stock. We also have reserved 2,366,093 shares of common stock in connection with our benefit plans and 80,000 shares of common stock in connection with our warrant plan adopted by our Board of Directors. See our Current Report on Form 8-K filed with the SEC on December 20, 2005. Should existing holders of warrants or other securities exercisable or convertible into shares of our common stock exercise or convert such derivative securities into shares of our common stock, it may cause significant dilution of equity interests of existing holders of common stock, reduce the proportionate voting power of existing holders of common stock and reduce the value of our common stock and outstanding warrants.

As of July 19, 2007, we had approximately 1,492,744 shares of our common stock available for future issuances, which issuances would cause further dilution to our stockholders.

A substantial number of our outstanding shares of common stock or shares issuable upon the exercise of options and warrants are eligible for future sale and the sale of our shares of common stock into the market may depress our stock price.

Our stock price may be depressed by future sales of our shares of common stock or the perception that future sales may occur. As of June 30, 2007, 10,932,944 shares of our common stock were issued and outstanding, of which 7,468,242 shares have previously been registered with the SEC. As of June 30, 2007, 6,225,482 shares issuable upon the exercise of options or warrants have been registered for resale with the SEC, including 2,330,664 shares underlying options issued under our Amended and Restated Directors Stock Option Plan, our Amended and Restated Incentive Stock Option Plan and our Amended and Restated 2005 Stock Option and Stock Incentive Plan, 1,944,840 shares underlying Series D common stock purchase warrants, 1,633,743 shares underlying Series F warrants, 20,000 shares underlying Series G warrants and 296,235 shares underlying the placement agent warrants. Further, there are currently additional unregistered shares of common stock that may be sold under Rule 144 and Rule 144(k). We are unable to estimate the amount, timing or nature of future sales of common stock. Sales of substantial additional amounts of common stock in the public market, or the perception that these sales may occur, may lower the common stock’s market price.

The Series F warrants may be redeemed on short notice at a price that may not reflect their fair market value.

We may redeem the Series F warrants offered by this prospectus for $1.25 per share on 10 days’ prior written notice at any time after the closing price of our common stock exceeds $14.00 for any period of 20 consecutive trading days. If we give notice of redemption, holders of the Series F warrants will be forced to sell or exercise the Series F warrants they hold or accept the redemption price. The redemption price may not reflect the fair market value of the Series F warrants. The notice of redemption could come at a time when it may not be advisable or possible for holders of the Series F warrants to sell the Series F warrants they hold and, accordingly, you may not be able to realize the actual fair market value of the Series F warrants.

We may issue shares of preferred stock that could be entitled to dividends, liquidation preferences and other special rights and preferences not shared by holders of our common stock.

We are authorized to issue up to 5,000,000 shares of “blank check” preferred stock. We may issue shares of preferred stock in one or more series as our board of directors may from time to time determine without stockholder approval. The voting powers, preferences and other special rights and the qualifications, limitations or restrictions of each such series of preferred stock may differ from each other. The issuance of any such series of preferred stock could materially adversely affect the rights of holders of our common stock and could reduce the value of our common stock.

Anti-takeover provisions and the regulations to which we may be subject may make it more difficult for a third party to acquire control of us, even if the change in control would be beneficial to our stockholders.

Anti-takeover provisions in the General Corporation Law of the State of Delaware, referred to herein as the “DGCL”, and our Amended and Restated Certificate of Incorporation and By-Laws, including the right to issue “blank check” preferred stock, as well as approvals required under banking laws and regulations, could hinder or delay a change in control of our Company, including transactions in which holders of common stock might otherwise receive a premium over the market price of their shares at the time of the transaction.

We do not pay cash dividends on our common stock and do not anticipate doing so in the foreseeable future.

We are subject to legal limitations under federal and state laws affecting the frequency and amount of dividends that may be paid to our stockholders. Banking regulators may restrict the ability of any bank holding company subject to their jurisdiction to pay dividends if the payments would constitute an unsafe or unsound banking practice. As a Delaware corporation, we may not declare and pay dividends on our capital stock if the amount paid exceeds an amount equal to the surplus, which represents the excess of our net assets over paid-in-capital or, if there is no surplus, our net profits for the current and/or immediately preceding fiscal year. Under applicable Delaware case law, dividends may not be paid on our common stock if we become insolvent or the payment of dividends will render us insolvent. We do not pay, and we do not anticipate paying, any cash dividends on the common stock in the foreseeable future.

USE OF PROCEEDS

The securities offered in this prospectus are being registered for the accounts of the selling securityholders identified in this prospectus. All of the proceeds from the sale of the securities will go to the respective selling securityholders who offer and sell their common stock. We will not receive any of the proceeds from the sale by any selling securityholders of the securities, but we may receive the exercise price from the exercise of the warrants for the underlying common stock to the extent the selling securityholders do not utilize the cashless exercise provision contained in the warrants. The exercise prices of the Series F and Series G warrants and the placement agent warrants are $10.00 per share of common stock. To the extent that we receive cash proceeds from the exercise of the warrants, such proceeds will be utilized for general working capital purposes.

SELLING SECURITYHOLDERS

The following table provides certain information as of July 19, 2007 regarding the beneficial ownership of our common stock and warrants by the selling securityholders prior to and after the offering. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities.

Our registration of shares and warrants does not necessarily mean that the selling securityholders will sell all or any of these securities. We have assumed for purposes of the table below that the selling securityholders will sell all of the shares and warrants (or exercise all of the warrants and sell the shares received thereby) offered for sale. The selling securityholders may have sold, transferred or otherwise disposed of all or a portion of their shares and warrants, or acquired additional shares or warrants, since the date on which they provided information regarding their securities.

	Warrants Owned Before Offering and Being Offered		Shares of Common Stock Beneficially Owned Before Offering (1) (2)		Shares of Common Stock Being Offered (1)	Warrants Owned After Offering		Shares of Common Stock Owned After Offering (1) (2)
Selling Securityholder	Number	%	Number	%	Number	Number	%	Number	%
Individuals:
William Corley(3)	2,250	*	900	*	900	—	—	—	—
Nico Pronk(3)	120,735	*	48,294	*	48,294	—	—	—	—
Jonathan Rich(3)	3,750	*	1,500	*	1,500	—	—	—	—
Carmelo Troccoli(3)	375	*	150	*	150	—	—	—	—

Entities:
Brean Murray, Carret & Co., LLC (3)(4)	8,640	*	3,456	*	3,456	—	—	—	—
Noble International Investments, Inc. (3)(5)	43,875	*	17,550	*	17,550	—	—	—	—
Red Tiger Holdings LLC(3)(6)	500,400	1.8	270,788	2.5	200,160	—	—	70,628	*
vFinance Investments(3)(7)	3,750	*	1,500	*	1,500	—	—	—	—
McAlpine Park Lane, Inc.(8)	37,250	*	476,350	4.4	22,350	—	—	454,000	4.1
TSJ Investment Management, Inc. (9)	45,000	*	18,000	*	18,000	—	—	—	—
Wolfe Axelrod Weinberger Associates LLC (10)	50,000	*	20,000	*	20,000	—	—	—	—
Capital Growth Financial, LLC (3)(11)	11,812.5	*	4,725	*	4,725	—	—	—	—

———————

* Less than 1%

(1)

Includes common stock issuable upon the exercise of the warrants.

(2)

Applicable percentage of ownership is based on 10,932,944 shares of common stock outstanding as of July 19, 2007.

(3)

The selling securityholder is a broker-dealer or an affiliate of a broker-dealer that acquired its securities as compensation for services in the ordinary course of business, and at the time of purchase had no agreements or understandings, directly or indirectly, with any person to distribute the securities.

(4)

Kenneth Kirsch, who is the chief financial officer of the selling securityholder, has sole voting and investment control over the securities held by this selling securityholder.

(5)

Nico Pronk, who is the president of the selling securityholder, has sole voting and investment control over the securities held by this selling securityholder.

(6)

Brett Golden, who is the president of the selling securityholder, has sole voting and investment control over the securities held by this selling securityholder. He is the son of Michael E. Golden, our President and Chief Executive Officer.

(7)

Leonard Sokolow, who is the chairman of the selling securityholder, has sole voting and investment control over the securities held by this selling securityholder.

(8)

Cheryl Kraus, who is the president of the selling securityholder, has sole voting and investment control over the securities held by this selling securityholder. This selling securityholder is not a broker-dealer or an affiliate of a broker-dealer.

(9)

Michael Rosinus, who is one of our directors and the president of the selling securityholder, has sole voting and investment control over the securities held by this selling securityholder. This selling securityholder is not a broker-dealer or an affiliate of a broker-dealer.

(10)

Donald Weinberger and Stephen Axelrod, who are the managing members of the selling securityholder, share voting and investment control over the securities held by this selling securityholder. This selling securityholder is not a broker-dealer or an affiliate of a broker-dealer.

(11)

Alan L. Jacobs, who is the chairman and chief executive officer of the selling securityholder, and Michael S. Jacobs, who is the president of the selling securityholder, share voting and investment control over the securities held by this selling securityholder.

PLAN OF DISTRIBUTION

Each selling securityholder of our common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the Nasdaq Global Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be made at fixed or negotiated prices. A selling securityholder may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

settlement of short sales entered into after the date of this prospectus;

•

broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•

a combination of any such methods of sale;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•

any other method permitted pursuant to applicable law.

The selling securityholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling securityholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling securityholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling securityholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling securityholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling securityholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify certain of the selling securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the selling securityholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling securityholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling securityholders.

In connection with the February 2006 private placement, we agreed to keep this prospectus effective until the earlier of (i) the date on which all securities sold in such private placement have been sold pursuant to the registration statement or (ii) all of the securities sold in such private placement may be sold pursuant to Rule 144(k) under the Securities Act. In connection with the Series G warrants, we agreed to keep this prospectus effective for the term of the Series G warrants. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of five business days prior to the commencement of the distribution. In addition, the selling securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling securityholders or any other person. We will make copies of this prospectus available to the selling securityholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 20,000,000 shares of common stock, $0.025 par value, and 5,000,000 shares of preferred stock, par value $0.01 per share. The following summary is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation, our Amended and Restated By-laws, our warrant agreements, and our registration rights agreements which are included or incorporated by reference as exhibits to the Registration Statement of which this prospectus forms a part,

Common Stock

As of July 19, 2007, there were 10,932,944 shares of our common stock outstanding that were held of record by approximately 820 stockholders. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to the limitations under the DGCL and preferences that may apply to any outstanding shares of preferred stock, holders of common stock are entitled to receive such dividends or other distributions, if any, as our board of directors may declare out of funds legally available for such purposes.

Our stockholders generally do not have preemptive rights with respect to our common stock and, except as provided below, existing holders of common stock will not have any preferential or participation rights if the board of directors elects to issue additional shares of common stock. On April 17, 2003, we entered into a participation agreement with each of McAlpine Park Lane, Inc., a Florida corporation, and McAlpine Ltd., a company incorporated in the Cayman Islands, to which we refer collectively as the McAlpine entities in this prospectus, in connection with the sale of shares of our common stock and warrants to purchase shares of our common stock to the McAlpine entities. Under the participation agreements, the McAlpine entities have the right to purchase: (1) our common stock; (2) warrants to purchase shares of our common stock; and (3) any security convertible into or exchangeable for our common stock or warrants offered by us in any private or public offering in percentage amounts which are not greater than the percentage of their respective beneficial ownership of our securities, as determined by the formula specified in the participation agreements. We must notify the McAlpine entities of all of our private and public offerings, and the McAlpine entities are required to notify us of their intention to exercise their participation rights within 30 days of the beginning of our public or private offering.

In addition, on August 1, 2005, we entered into a securities purchase agreement with investors that purchased units in a private placement in August of 2005. Pursuant to the terms of the securities purchase agreement, each investor whose subscription amount exceeded $1.0 million in the private placement, to whom we refer collectively as the “first refusal investors” in this prospectus, have the right to purchase, except in certain exempt issuances, (1) our common stock; (2) warrants to purchase shares of our common stock; and (3) any security convertible into or exchangeable for our common stock or warrants offered by us in any non-exempt offering in such amounts that would maintain the first refusal investor’s proportionate ownership interest, on a fully diluted basis, as of the date immediately preceding such offering. We must notify the first refusal investors of all of our non-exempt offerings, and the first refusal investors are required to notify us of their intention to exercise their first refusal rights within 5 days of the receipt of such notice. The first refusal rights described above expire on the third anniversary of the applicable closing date for the private placement of each first refusal investor.

In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after the payment of liabilities and liquidation preferences of any outstanding shares of preferred stock. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that our board of directors may designate and issue in the future.

Our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of “blank check” preferred stock in one or more series and to designate the rights, preferences, qualifications, limitations and restrictions of each such series. As of July 19, 2007, there were no shares of preferred stock outstanding. The issuance of shares of preferred stock could have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying or preventing a change in control of our Company without further action by the stockholder.

In addition to the ability to issue shares of preferred stock without stockholder approval, as described above, our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws contain certain other provisions which may be viewed as anti-takeover measures delaying or preventing the change in control of our Company. For instance, pursuant to our Amended and Restated Certificate of Incorporation, our board of directors is divided into three classes and our directors are elected for staggered three-year terms. Under the terms of our Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of 66 2/3% or more of the combined voting power of the then outstanding shares of all classes and series of our stock entitled to vote generally in the election of directors, voting together as a single class, will be required to amend, alter, repeal or adopt any provision which is inconsistent with the provision of the Amended and Restated Certificate of Incorporation establishing our classified board of directors. Our Amended and Restated By-laws provide that a special meeting of stockholders may be called at any time by the board of directors, chief executive officer or stockholders entitled to cast at least one-fifth of the votes which all stockholders are entitled to cast at the particular meeting.

The transfer agent and registrar for the shares of our common stock is Olde Monmouth Stock Transfer Co., Inc. whose address is 200 Memorial Parkway, Atlantic Highlands, New Jersey 07716.

Series F Common Stock Purchase Warrant

On February 7, 2006, we entered into a securities purchase agreement with an investor pursuant to which we sold 14,900 units, each consisting of one share of our common stock and one Series F warrant to purchase 0.2 of a share of our common stock. The units were sold to the investor pursuant to participation rights granted by us to the investor in a previous transaction. As part of the February 2006 private placement, we also entered into registration rights agreements with the investor pursuant to which we agreed to file a registration statement to cover the resales of the common stock, Series F warrants and shares of common stock underlying the Series F warrants issued to the investor. This prospectus is a part of that registration statement.

As of June 30, 2007, 8,168,714 Series F warrants to purchase up to 1,633,743 shares of common stock were issued and outstanding. Each Series F warrant entitles its holder to purchase 0.2 shares of our common stock at an exercise price of $2.00 per warrant or $10.00 per share, subject to adjustments for dividends, stock splits and similar transactions, at any time prior to December 14, 2010. The Series F warrants may also be exercised pursuant to the “cashless exercise” provision contained in the Series F warrants. The number of shares of common stock that may be acquired by a holder upon any exercise of a Series F warrant will be limited to the extent necessary to ensure that following such exercise, the total number of shares of common stock beneficially owned by the holder, its affiliates and any other person whose beneficial ownership of common stock would be aggregated with the holder’s for purposes to Section 13(d) of the Exchange Act, does not exceed 9.999% of our total issued and outstanding shares of common stock. Our obligation to issue shares of common stock in excess of such limitations will be suspended until such time that the shares of common stock may be issued in compliance with such limitation.

Each Series F warrant is subject to our right to repurchase the unexercised portion of the Series F warrant at a price of $1.25 per share if the closing price of our common stock exceeds $14.00 for each of 20 consecutive trading days.

Series G Common Stock Purchase Warrant

On August 2, 2004, we entered into a retainer agreement with a financial public relations company, Wolfe Axelrod Weinberger Associates LLC, pursuant to which we issued 50,000 Series G warrants to purchase up to 20,000 shares of our common stock, referred to herein as the “retainer agreement.” As part of the retainer agreement, we agreed to include Series G warrants and shares underlying Series G warrants in a registration statement covering the resale of such securities, and agreed to maintain the registration statement’s effectiveness for the term of the Series G Warrants registered for resale in the registration statement. This prospectus is part of that registration statement.

As of June 30, 2007, 50,000 Series G warrants to purchase up to 20,000 shares of common stock were issued and outstanding. Each Series G warrant entitles its holder to purchase 0.4 of a share of our common stock at an exercise price of $4.00 per warrant or $10.00 per share, subject to adjustments for dividends, stock splits and other similar transactions, at any time prior to May 16, 2010. The Series G warrants may also be exercised pursuant to the “cashless exercise” provision contained in the Series G warrants. The number of shares of common stock that may be acquired by a holder upon any exercise of a Series G warrant will be limited to the extent necessary to ensure that following such exercise, the total number of shares of common stock beneficially owned by the holder, its affiliates and any other person whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% of our total issued and outstanding shares of common stock. Our obligation to issue shares of common stock in excess of such limitations will be suspended until such time that the shares of common stock may be issued in compliance with such limitation.

Each Series G warrant is subject to our right to repurchase the unexercised portion of the Series G warrant at a price of $1.25 per share if the closing price of our common stock exceeds $14.00 per share for each of 20 consecutive trading days.

Placement Agent Common Stock Purchase Warrant

On August 1, 2005 and December 14, 2005, we entered into private placement agency agreements with two placement agents, Colonial Capital Partners, LLC and Noble International Investments, Inc., pursuant to which we issued in the aggregate 740,587.5 placement agent warrants to purchase up to 296,235 shares of our common stock, referred to herein as the “placement agency agreements.” As part of the placement agency agreements, we agreed to include the placement agent warrants and shares of common stock underlying the placement agent warrants in a registration statement covering the resale of such securities. This prospectus is part of that registration statement.

As of June 30, 2007, 740,587.5 placement agent warrants to purchase up to 296,235 shares of common stock were issued and outstanding. Each placement agent warrant entitles its holder to purchase 0.4 of a share of our common stock at an exercise price of $4.00 per warrant or $10.00 per share, subject to adjustments for stock splits, mergers and other similar transactions, at any time prior to the fifth anniversary following the date of issuance of the placement agent warrant. The placement agent warrants may also be exercised pursuant to the “cashless exercise” provision contained in the placement agent warrants.

Registration Rights Agreement

In connection with the sale of the units on February 7, 2006, we entered into a registration rights agreement with the investor pursuant to which we agreed to file a shelf registration statement covering the resale of the common stock, Series F warrants and shares of common stock issuable upon the exercise of the Series F warrants no later than 90 days following the last closing date under the February 2006 private placement (but in no event later than May 31, 2006), and use commercially reasonable efforts to cause such registration statement to be declared effective no later than 120 days following the closing date under the February 2006 private placement (but in no event later than June 30, 2006) (180 days if the SEC notified us that it would review the registration statements, but in no event later than September 30, 2006). In addition, pursuant to the terms of the registration rights agreement, we must use commercially reasonable efforts to maintain the registration statement’s effectiveness until the earlier of (1) the date on which all securities sold in the February 2006 private placement have been sold pursuant to the registration statement or (2) the date on which all securities sold in the private placement may be sold pursuant to Rule 144(k) of the Securities Act as determined by our counsel.

Following the effective date of the registration statement, under certain circumstances we may suspend the selling securityholder’s use of the registration statement to resell its securities for up to 90 days (which need not be consecutive) in any twelve-month period.

If at any time during this period, there is not an effective registration statement covering the selling securityholder’s securities and we decide to file a registration statement relating to an offering for our own account or the account of others under the Securities Act for any of our equity securities, other than an offering that is being offered on a firm-commitment basis or an offering on Form S-4 or S-8, then we must send the selling securityholder a written notice of such determination. If within 10 days after the date of receipt of such notice, the selling securityholder so requests in writing, we must include such selling securityholder’s securities. We will not be obligated to provide this “piggyback registration” right if such securityholder’s securities are eligible for resale pursuant to Rule 144(k) promulgated under the Securities Act or are the subject of an effective registration statement.

INFORMATION WITH RESPECT TO THE REGISTRANT

Certain information with respect to us, our operations, the market for our securities and our financial results is contained in our Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC on March 29, 2007, and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007, as filed with the SEC on May 15, 2007, each of which are incorporated herein by reference. See “Incorporation of Certain Information by Reference.”

LEGAL MATTERS

An opinion has been delivered by Blank Rome LLP, Philadelphia, Pennsylvania, to the effect that the shares of common stock and warrants being offered by this prospectus have been legally issued, and are fully paid and nonassessable, and the shares of common stock issuable upon exercise of the warrants when exercised, issued and paid for as contemplated in the warrants, will be legally issued, fully paid and nonassessable.

EXPERTS

Crowe Chizek and Company LLC, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as set forth in its report, which are incorporated herein by reference. Our financial statements are incorporated by reference in reliance on Crowe Chizek and Company LLC’s report, given on its authority as experts in accounting and auditing.

Morrison, Brown, Argiz & Farra, LLP, an independent registered public accounting firm, has audited the Beach Bank financial statements for the fiscal year ended December 31, 2005 and fiscal period ended December 28, 2006, as set forth in its report, which are incorporated herein by reference. Beach Bank’s financial statements are incorporated by reference in reliance on Morrison, Brown, Argiz & Farra, LLP’s report, given on its authority as experts in accounting and auditing.

Crowe Chizek and Company LLC, an independent registered public accounting firm, has audited the Independent Community Bank financial statements for the fiscal years ended December 31, 2005 and 2006, as set forth in its report, which are incorporated herein by reference. Independent Community Bank’s financial statements are incorporated by reference in reliance on Crowe Chizek and Company LLC’s report, given on its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC public reference room in Washington, D.C. You can request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Copies of such material may be obtained by mail from the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a Web site at www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including us. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We have filed with the SEC under the Securities Act a Registration Statement on Form S-1, which serves as a post-effective amendment to our Registration Statement on Form SB-2 (File No. 333-134777), of which this prospectus is a part, with respect to the shares offered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in exhibits and schedules as permitted by the rules and regulations of the SEC. You can obtain a copy of the Registration Statement from the SEC at the address listed above or from the SEC's Internet website at www.sec.gov. The information on this website is not and should not be considered part of this prospectus and is not incorporated into this prospectus by reference. This website is, and is only intended to be, an inactive textual reference.

Statements made in this prospectus as to the contents of any contract, agreement or other document referred to herein are not necessarily complete. With respect to each contract, agreement or other document filed as an exhibit to the Registration Statement or in a filing incorporated by reference herein or otherwise, reference is made to the exhibit for a more complete description of the matters involved, and each statement shall be deemed qualified in its entirety by this reference.

Prospective investors may rely on the information contained in this prospectus. Neither we nor the selling stockholders have authorized anyone to provide prospective investors with information different from that contained in this prospectus. The information in this prospectus is correct only as of the date of this prospectus, regardless of the time delivery of this prospectus or any sale of these securities.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC also allows us to “incorporate by reference” the information we file with the SEC, which means we can disclose information to you by referring you to another document filed separately with the SEC. Information incorporated by reference is deemed to be part of this prospectus. Statements that we make in this prospectus relating to any documents filed as an exhibit to the registration statement or any document incorporated by reference into the prospectus are not necessarily complete and you should review the referenced document itself for a complete understanding of its terms.

The following documents filed by us under the Exchange Act with the SEC (File No. 0-22911) since December 31, 2006 are incorporated into this prospectus by reference:

Document	Period or Event Reported	Date of Filing
Annual Report on Form 10-K	Annual Period Ended December 31, 2006	March 29, 2007
Current Report on Form 8-K	March 30, 2007	April 3, 2007
Current Report on Form 8-K	April 24, 2007	April 25, 2007
Current Report on Form 8-K	April 26, 2007	April 26, 2007
Definitive Proxy Statement for the Annual Meeting of Stockholders	N/A	April 30, 2007
Amended Definitive Proxy Statement for the Annual Meeting of Stockholders	N/A	May 3, 2007
Current Report on Form 8-K	May 1, 2007	May 4, 2007
Current Report on Form 8-K	May 14, 2007	May 14, 2007
Quarterly Report on Form 10-Q	Quarterly Period Ended March 31, 2007	May 15, 2007
Current Report on Form 8-K	May 18, 2007	May 23, 2007
Current Report on Form 8-K/A	March 30, 2007	June 15, 2007
Current Report on Form 8-K	July 12, 2007	July 12, 2007

Our incorporated reports may be accessed at our web site which is located at our Internet address http://www.sunamericanbank.com. Information on our web site is not, however, part of this prospectus, and you should rely only upon the information contained in this prospectus, before deciding to invest in our common stock.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. We will provide, upon written or oral request, without charge, to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of the documents that are incorporated into this prospectus by reference (other than exhibits to those documents unless those exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). If you would like to request a copy of such documents, please write or call us at:

Sun American Bancorp

9293 Glades Road

Boca Raton, Florida 33434

(561) 544-1908

Attn: Michael Golden

President and Chief Executive Officer

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimates (other than of the SEC registration fee) of the expenses of the Company in connection with the issuance and distribution of the securities registered:

SEC registration fees*(1)	$494.52
Legal fees and expenses	$25,000.00
Accounting fees and expenses	$8,000.00
Printing and engraving expenses	$5,000.00
Miscellaneous expenses	$1,505.48
Total	$40,000.00

———————

*Actual; all other expenses are estimated.

(1)

Previously paid.

ITEM 14.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or other enterprise. A corporation may indemnify such person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys’ fees) incurred by any officer or director in defending such action, provided that the officer or director undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) that he or she actually and reasonably incurred in connection therewith. The indemnification provided by the DGCL is not deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any corporation’s bylaws, agreement, vote or otherwise.

Section EIGHTH of the Amended and Restated Certificate of Incorporation of the Company provides that the Company shall indemnify all persons whom it may indemnify to the fullest extent permitted by the DGCL. Section SIXTH of the Amended and Restated Certificate of Incorporation provides that directors of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duties unless the breach involves: (i) a director’s duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability for unlawful payments of dividends or unlawful stock purchases or redemption by the Company, or (iv) a transaction from which the director derived an improper personal benefit.

The Amended and Restated By-Laws of the Company provide that the Company will, to the fullest extent permitted by applicable law, as may be amended from time to time, (i) indemnify any officer or director of the Company or the personal representatives thereof, made or threatened to be made a party in any civil or criminal action or proceeding by reason of the fact that he, his testator or intestate is or was a director or officer of the Company or served any other enterprise in any capacity at the request of the Company, against judgments, fines, amounts paid in settlement and reasonable expenses including attorneys’ fees incurred as a result of such action or proceeding or any appeal therein, and (ii) pay in advance of the final disposition of any such action or proceeding expenses incurred by any such indemnified person in defending such action or proceeding.

The Company purchased a policy of directors’ and officers’ liability insurance.

ITEM 15.

RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the Company sold the following securities without registration under the Securities Act. All original share amounts of the Company’s common stock have been adjusted to reflect the effect of a 1 for 2.5 reverse stock split that was implemented on May 23, 2007.

On March 18, 2005, we raised $6,344,000 by selling 634,400 units at a price of $10.00 per unit to investors in a private placement. Each unit consisted of one share of our common stock and one Class E common stock purchase warrant. In addition, we issued placement agent warrants to purchase 71,028 shares of common stock to the placement agents as part of their compensation for their services related to the private placement. We were also obligated to pay, in aggregate, fees and commission of approximately $540,000 to the placement agents.

On August 2, 2005, we raised $17.4 million by selling 1,740,000 units, consisting of, in aggregate, 1,740,000 shares of common stock and Series F warrants to purchase 870,000 shares of common stock, at a purchase price of $10.00 per unit, to investors in a private placement. In addition, we issued placement agent warrants to purchase, in aggregate, 156,600 shares of common stock to the placement agents as part of compensation for their services related to the private placement. We were also obligated to pay, in aggregate, fees and commission of approximately $1.5 million to the placement agents.

On October 27, 2005, we raised $12.6 million by selling 1,260,000 units consisting of, in aggregate, 1,260,000 shares of common stock and Series F warrants to purchase 630,000 shares of common stock at a purchase price of $10.00 per unit to a group of investors, collectively referred to herein as the “York Entities”, in the private placement. We issued warrants to purchase, in aggregate, 113,400 shares of common stock to the placement agents, at a purchase price of $10.00 per share, as part of compensation for their services related to the private placement. We were also obligated to pay, in aggregate, fees and commission of approximately $1.0 million to the placement agents.

On December 14, 2005, we raised $12.6 million by selling 291,500 units consisting of, in aggregate, 291,500 shares of common stock and Series F warrants to purchase 145,750 shares of common stock at a purchase price of $10.00 per unit to a group of investors in a private placement. We issued warrants to purchase, in aggregate, 26,235 shares of common stock to the placement agents, at a purchase price of $10.00 per share, as part of compensation for their services related to the private placement. We were also obligated to pay, in aggregate, fees and commissions of approximately $247,775 to the placement agents.

On December 16, 2005, we issued 50,000 Series G warrants to purchase up to 20,000 shares of our common stock at a purchase price of $10.00 per share in connection with a retainer agreement for the services of a financial public relations company.

On February 7, 2006, we raised $149,000 by selling 14,900 units consisting of, in aggregate, 14,900 shares of common stock and Series F warrants to purchase 7,450 shares of common stock at a purchase price of $10.00 per unit to an investor in a private placement. The 14,900 units sold were reserved for and sold to a previous investor that had participation rights.

We offered, issued and sold all of the above securities to “accredited investors,” as such term is defined in Rule 501 of Regulation D, without general solicitation or general advertising, and, as a result, the Company relied on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D.

ITEM 16.

EXHIBITS AND FINANCIAL STATEMENTS.

(a) Exhibits.

The following exhibits are filed as part of this report:

2.1

Agreement and Plan of Merger by and between Southern Security Financial Corporation and Southern Security Bank Corporation, dated October 31, 1997. (1)

2.2

Certificate of Merger of Southern Security Bank Corporation into Southern Security Financial Corporation, under Florida law, dated November 10, 1997. (1)

2.3

Articles of Merger of Southern Security Bank Corporation into Southern Security Financial Corporation, under Florida law, dated November 12, 1997. (1)

3.1

Amended and Restated Certificate of Incorporation (incorporated herein by reference to an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on January 8, 2007).

3.2

Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated herein by reference to an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on May 23, 2007).

3.3

Amended and Restated By-Laws (incorporated herein by reference to an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on August 2, 2005).

4.1

Stock Certificate for Common Stock. (2)

4.2

Form of Class A Warrant Certificate to Purchase Shares of Common Stock. (6)

4.3

Form of Class B Warrant Certificate to Purchase Shares of Common Stock. (6)

4.4

Form of Class C Warrant Certificate to Purchase Shares of Common Stock. (6)

4.5

Form of Class D Warrant Certificate to Purchase Shares of Common Stock. (6)

4.6

Form of Class E Warrant Certificate to Purchase Shares of Common Stock. (6)

4.7

Form of Series F Common Stock Purchase Warrant (incorporated herein by reference to an exhibit to the Company’s Current Reports on Form 8-K filed with the SEC on August 5, 2005, November 11, 2005, and December 14, 2005).

4.8

Form of Common Stock Purchase Warrant issued to Placement Agents (incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 14, 2005).

4.9

Form of Series G Common Stock Purchase Warrant (incorporated herein by reference to an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on December 20, 2005).

5.1

Opinion of Blank Rome LLP(incorporated herein by reference to an exhibit to the Company’s Registration Statement on Form SB-2/A filed with the SEC on August 11, 2006).

10.1

Asset Purchase Agreement by and among PanAmerican Bank, Southern Security Bank Corp. and Southern Security Bank, dated May 15, 2001. (5)

10.2

Employment Agreement dated May 22, 2006 by and among Michael E. Golden, the Company and the Bank (incorporated herein by reference to an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on May 26, 2006). *(4)

10.3

Employment Agreement dated as of June 5, 2006 by and among Hugo Castro, the Company and the Bank (incorporated herein by reference to an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on June 9, 2005). *(4)

10.4

Amendment to Employment Agreement dated as of September 20, 2006 by and among Hugo Castro, the Company and the Bank (incorporated herein by reference to an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on September 22, 2006). *(4)

10.5

Employment Agreement dated January 17, 2007 by and among Michael E. Golden, the Company and the Bank (incorporated herein by reference to an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on January 23, 2007). *(4)

10.6

Asset Purchase Agreement between PanAmerican Bank and Gulf Bank dated October 9, 2003. (3)

10.7

Company Promissory Note for a $2,000,000 revolving line of credit dated February 25, 2005. (4)

10.8

Bank $5,000,000 unsecured credit facility dated May 16, 2005. (4)

10.9

Amended and Restated Incentive Stock Option Plan (incorporated herein by reference to an exhibit to the Company’s proxy statement filed with the SEC on May 18, 2005). *

10.10

Amended and Restated Directors Stock Option Plan (incorporated herein by reference to an exhibit to the Company’s proxy statement filed with the SEC on May 18, 2005). *

10.11

Non-Qualified Stock Options granted to outside directors and Incentive Stock Options granted to executive officers on July 21, 2005 (incorporated herein by reference to an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on September 23, 2005). *

10.12

Amended and Restated 2005 Stock Option and Stock Incentive Plan (incorporated herein by reference to an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on January 8, 2007). *

10.13

Loan agreement with Robert Nichols, dated as of October 3, 2005 (incorporated herein by reference to an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on January 6, 2006). *

10.14

Loan agreement with Michael E. Golden, dated as of November 15, 2005 (incorporated herein by reference to an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on January 6, 2006). *

10.15

Form of Securities Purchase Agreement by and between the Company and the Investors, dated as of December 14, 2005 (incorporated herein by reference to an exhibit to the Company’s Current Reports on Form 8-K filed with the SEC on August 5, 2005, November 11, 2005, and December 14, 2005).

10.16

Form of Registration Rights Agreement by and between the Company and the Investors, dated as of December 14, 2005 (incorporated herein by reference to an exhibit to the Company’s Current Reports on Form 8-K filed with the SEC on August 5, 2005, November 11, 2005, and December 14, 2005).

10.17

Board resolution adopting Warrant Plan (incorporated herein by reference to an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on December 20, 2005).*

10.18

Acceleration of the vesting of stock options (incorporated herein by reference to an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on January 17, 2006).

10.19

First Amendment to Asset Acquisition Assumption Agreement by and among the Company, the Bank and Beach Bank dated as of November 17, 2006 (incorporated herein by reference to an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on November 29, 2006).

10.20

Escrow Agreement among the Company, the Bank, Beach Bank, Michael Kosnitzky, as shareholder representative and the trustee of the Liquidating Trust, and Northern Trust, N.A., dated as of December 29, 2006 (incorporated herein by reference to an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on January 8, 2007).

10.21

Employment Agreement dated March 29, 2007 by and among Timothy Leathers and the Bank (incorporated herein by reference to an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on April 3, 2007)

11.1

Statement Regarding Computation of Per Share Earnings (incorporated herein by reference to an exhibit to the Company’s Form 10-K filed with the SEC on March 29, 2007).

21.1

Subsidiaries (incorporated herein by reference to the Company’s Form 10-K filed with the SEC on March 29, 2007).

23.1

Consent of Crowe Chizek and Company LLC.

23.2

Consent of Morrison, Brown, Argiz & Farra, LLP.

23.3

Consent of Crowe Chizek and Company LLC.

23.4

Consent of Blank Rome LLP (included in Exhibit 5.1).

24.1

Power of Attorney.

———————

(1)

Filed as an exhibit to Form 8-K of the registrant on November 25, 1997.

(2)

Filed as an exhibit to Form 10-KSB of the registrant on April 3, 2002.

(3)

Filed as an exhibit to Form 8-K of the registrant on October 28, 2003.

(4)

Filed as an exhibit to Form 10-QSB of the registrant on August 15, 2005.

(5)

Filed as an exhibit to Form 10-QSB of the registrant on August 14, 2001.

(6)

Filed as an exhibit to Form 10-KSB of the registrant on March 29, 2006.

* Management compensation plan or arrangement.

(b) Financial Statement Schedules.

The information required by this item is contained in our Annual Report on Form 10-K for the year ended December 31, 2006, which is incorporated herein by reference.

ITEM 17.

UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(ii) If the registrant is subject to Rule 430C (17 C.F.R. §230.430C), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (17 C.F.R. §230.430A), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to securityholders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 31, 2007.

SUN AMERICAN BANCORP
(registrant)
By:	/s/ MICHAEL E. GOLDEN
Michael E. Golden
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael E. Golden his true and lawful attorney-in-fact and agent with full power of substitution or resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MICHAEL E. GOLDEN	President and Chief Executive Officer (Principal Executive Officer) and Director	July 31, 2007
Michael E. Golden

/s/ ROBERT L. NICHOLS	Chief Financial Officer (Principal Accounting and Financial Officer)	July 31, 2007
Robert L. Nichols

/s/ JAMES F. PARTRIDGE	Chairman of the Board	July 31, 2007
James F. Partridge

/s/ NELSON FAMADAS		July 31, 2007
Nelson Famadas	Director

July 31, 2007
Leonard F. Marinello	Director

/s/ STEPHEN L. PERRONE		July 31, 2007
Stephen L. Perrone	Director

/s/ MICHAEL ROSINUS		July 31, 2007
Michael Rosinus	Director

/s/ ALBERT VALLE		July 31, 2007
Albert Valle	Director

EXHIBIT INDEX

The warranties, representations and covenants contained in the agreements listed below as exhibits should not be relied upon by buyers, sellers or holders of our securities and are not intended as warranties, representations or covenants to any individual or entity except as specifically set forth in the agreements.

Exhibit

Number

Description of Document

2.1

Agreement and Plan of Merger by and between Southern Security Financial Corporation and Southern Security Bank Corporation, dated October 31, 1997. (1)

2.2

Certificate of Merger of Southern Security Bank Corporation into Southern Security Financial Corporation, under Florida law, dated November 10, 1997. (1)

2.3

Articles of Merger of Southern Security Bank Corporation into Southern Security Financial Corporation, under Florida law, dated November 12, 1997. (1)

2.4

Asset Acquisition and Assumption Agreement by and among the Company, the Bank and Beach Bank, dated as of May 17, 2006 (incorporated herein by reference to an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on May 23, 2006).

2.5

Agreement and Plan of Merger by and among the Company the Bank, and Independent Community Bank, dated as of November 17, 2006 (incorporated herein by reference to an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on November 24, 2006).

3.1

Amended and Restated Certificate of Incorporation (incorporated herein by reference to an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on January 8, 2007).

3.2

Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated herein by reference to an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on May 23, 2007).

3.3

Amended and Restated By-Laws (incorporated herein by reference to an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on August 2, 2005).

4.1

Stock Certificate for Common Stock. (2)

4.2

Form of Class A Warrant Certificate to Purchase Shares of Common Stock. (6)

4.3

Form of Class B Warrant Certificate to Purchase Shares of Common Stock. (6)

4.4

Form of Class C Warrant Certificate to Purchase Shares of Common Stock. (6)

4.5

Form of Class D Warrant Certificate to Purchase Shares of Common Stock. (6)

4.6

Form of Class E Warrant Certificate to Purchase Shares of Common Stock. (6)

4.7

Form of Series F Common Stock Purchase Warrant. (6)

4.8

Form of Common Stock Purchase Warrant issued to Placement Agents (incorporated herein by reference to an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on December 14, 2005).

4.9

Form of Series G Common Stock Purchase Warrant (incorporated herein by reference to an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on December 20, 2005).

5.1

Opinion of Blank Rome LLP (incorporated herein by reference to an exhibit to the Company’s Registration Statement on Form SB-2/A filed with the SEC on August 11, 2006).

10.1

Asset Purchase Agreement by and among Sun American Bank, Southern Security Bank Corp. and Southern Security Bank, dated May 15, 2001. (5)

10.2

Employment Agreement dated May 22, 2006 by and among Michael E. Golden, the Company and the Bank (incorporated herein by reference to an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on May 26, 2006). *(4)

10.3

Employment Agreement dated as of June 5, 2006 by and among Hugo Castro, the Company and the Bank (incorporated herein by reference to an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on June 9, 2005). *(4)

10.4

Amendment to Employment Agreement dated as of September 20, 2006 by and among Hugo Castro, the Company and the Bank (incorporated herein by reference to an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on September 22, 2006).* (4)

10.5

Employment Agreement dated January 17, 2007 by and among Michael E. Golden, the Company and the Bank (incorporated herein by reference to an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on January 23, 2007).* (4)

10.6

Asset Purchase Agreement between PanAmerican Bank and Gulf Bank dated October 9, 2003. (3)

10.7

Company Promissory Note for a $2,000,000 revolving line of credit dated February 25, 2005. (4)

10.8

Bank $5,000,000 unsecured credit facility dated May 16, 2005. (4)

10.9

Amended and Restated Incentive Stock Option Plan (incorporated herein by reference to an exhibit to the Company’s proxy statement on Schedule 14A filed with the SEC on May 18, 2005). *

10.10

Amended and Restated Directors Stock Option Plan (incorporated herein by reference to an exhibit to the Company’s proxy statement on Schedule 14A filed with the SEC on May 18, 2005). *

10.11

Non-Qualified Stock Options granted to outside directors and Incentive Stock Options granted to executive officers on July 21, 2005 (incorporated herein by reference to an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on September 23, 2005). *

10.12

Amended and Restated 2005 Stock Option and Stock Incentive Plan (incorporated herein by reference to an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on January 8, 2007). *

10.13

Loan agreement with Robert Nichols, dated as of October 3, 2005 (incorporated herein by reference to an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on January 5, 2006). *

10.14

Loan agreement with Michael E. Golden, dated as of November 15, 2005 (incorporated herein by reference to an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on January 5, 2006). *

10.15

Form of Securities Purchase Agreement by and between the Company and the Investors, dated as of December 14, 2005 (incorporated herein by reference to an exhibit to the Company’s Current Reports on Form 8-K filed with the SEC on August 5, 2005, November 1, 2005 and December 14, 2005).

10.16

Form of Registration Rights Agreement by and between the Company and the Investors, dated as of December 14, 2005 (incorporated herein by reference to an exhibit to the Company’s Current Reports on Form 8-K filed with the SEC on August 5, 2005, November 11, 2005, and December 14, 2005).

10.17

Board resolution adopting Warrant Plan (incorporated herein by reference to an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on December 20, 2005). *

10.18

Acceleration of the vesting of stock options (incorporated herein by reference to an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on January 17, 2006). *

10.19

First Amendment to Asset Acquisition Assumption Agreement by and among the Company, the Bank and Beach Bank, dated as of November 17, 2006 (incorporated herein by reference to an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on November 29, 2006).

10.20

Escrow Agreement among the Company, the Bank, Beach Bank, Michael Kosnitzky, as shareholder representative and the trustee of the Liquidating Trust, and Northern Trust, N.A., dated as of December 29, 2006 (incorporated herein by reference to an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on January 8, 2007).

10.21

Employment Agreement dated March 29, 2007 by and among Timothy Leathers and the Bank (incorporated herein by reference to an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on April 3, 2007)

11.1

Statement Regarding Computation of Per Share Earnings (incorporated herein by reference to the Company’s Form 10-K filed with the SEC on March 29, 2007).

21.1

Subsidiaries (incorporated herein by reference to the Company’s Form 10-K filed with the SEC on March 29, 2007).

23.1

Consent of Crowe Chizek and Company LLC.

23.2

Consent of Morrison, Brown, Argiz & Farra, LLP.

23.3

Consent of Crowe Chizek and Company LLC.

23.4

Consent of Blank Rome LLP (included in Exhibit 5.1).

24.1

Power of Attorney.

———————

(1)

Filed as an exhibit to Form 8-K of the registrant on November 25, 1997.

(2)

Filed as an exhibit to Form 10-KSB of the registrant on April 3, 2002.

(3)

Filed as an exhibit to Form 8-K of the registrant on October 28, 2003.

(4)

Filed as an exhibit to Form 10-QSB of the registrant on August 15, 2005.

(5)

Filed as an exhibit to Form 10-QSB of the registrant on August 14, 2001.

(6)

Filed as an exhibit to Form 10-KSB of the registrant on March 29, 2006.

*

Management compensation plan or arrangement.